Exhibit 99.1

MCEWEN MINING OPERATIONS AND EXPLORATION UPDATE

TORONTO, June 17, 2020 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to provide an update on our Gold Bar and Black Fox operations and mine exploration drilling.

Black Fox Mine, Canada (100% Interest)

Mining at Black Fox was suspended from March 26th to April 14th to allow time for management to evaluate and adapt to operating with the risks associated with the COVID-19 pandemic. Since April 14th the mine has been operating following corporate and provincial COVID-19 guidelines. We are pleased to relay that the local health unit indicates that no new cases of COVID-19 have been reported in the Timmins region since May 10th. The temporary suspension and subsequent staged ramp-up back into production impacted our mining plan for 2020 and we are in the process of adjusting production forecasts. Guidance for the second half of 2020 will be provided with our Q2 results. Development mining remains on target and focussed on increasing access to additional mining areas.

Underground exploration drilling along the upper west flank of the Black Fox mine (see Figure 1) encountered high-grade results within 400 feet (120 m) to the west of the nearest mining area. Infill drilling also returned very high grades close to existing workings. More underground development and drilling will be further required to demonstrate continuity of the mineralization on the west extension of the mine. The occurrence of high-grade gold intersections suggests the potential to define new gold resources to the west. Selected 2020 drilling intersections include:

Hole ID	Hole Type	From (m)	To (m)	Core Length (m)	Estimated True Width (m)	Au Grade (g/t)
335-EX877-05	Exploration	167.70	171.00	3.3	3.0	11.4
Including		167.70	168.18	0.5	0.4	57.7
335-EX877-07	Exploration	180.90	183.77	2.9	2.6	79.2
Including		180.90	182.00	1.1	1.0	197.5
Including		183.00	183.77	0.8	0.7	11.8
335-EX877-26	Exploration	186.80	188.80	2.0	1.7	62.4
Including		186.80	187.66	0.9	0.7	145.0
300-B832-09	Infill	10.06	12.82	2.8	2.2	34.0
Including		10.06	10.65	0.6	0.5	14.0
Including		11.20	12.00	0.8	0.6	93.7
300-B890-04	Infill	21.00	24.15	3.2	2.5	162.3
Including		21.00	21.50	0.5	0.4	1,009.2
340-FR399-03	Infill	37.50	41.00	3.5	2.7	19.9
Including		38.50	40.00	1.5	1.2	37.5
And		68.70	71.00	2.3	1.8	13.7
340-FR399-06	Infill	27.10	29.10	2.0	1.7	54.1
Including		28.00	29.10	1.1	1.0	97.8
300-F888-32	Infill	40.00	44.00	4.0	3.8	40.6
Including		40.00	41.00	1.0	1.0	152.5
300-F888-40	Infill	54.10	57.00	2.9	2.4	776.6
Including		54.10	55.00	0.9	0.7	2,488.2
300-L828-37	Infill	38.77	50.86	12.1	10.9	5.3
Including		44.80	45.90	1.1	1.0	16.9

McEwen Mining Inc.	Page 1

A complete summary of new underground drilling results from Black Fox is available here: http://mcewenmining.com/files/doc_news/archive/2020/20200600_drilling/Jun2020_Underground_composites_cog3_V2.xlsx

Figure 1: Black Fox Mine – Longitudinal Section

http://mcewenmining.com/files/doc_news/archive/2020/20200600_drilling/Fig_1_bf.pdf

Progress on the twin ramps to access the Froome deposit encountered a temporary delay in order to recondition the pit wall above the access portals. Priority work on the pit wall has been completed and ramp development resumed on June 16th. Gold production from Froome remains on target for late 2021.

The resource estimate for our Grey Fox target area, 2 miles (3.2 km) southeast of the Black Fox mine, was updated and increased by 43% (see news release from May 19th, 2020) to 888,000 gold ounces at 7.1 g/t in the Indicated category, with an additional 173,000 gold ounces grading 6.6 g/t in the Inferred category. Work on conceptual engineering and permitting is advancing, and we expect to commence an economic study later this year. Trade-off evaluations are expected to include open pit and underground mining scenarios with a production objective of at least 100,000 ounces of gold per annum from the existing Stock Mill. We plan to accelerate development of the Grey Fox Project to coincide with the completion of mining at the Froome deposit.

At the Stock property our exploration team is designing surface drilling to infill and evaluate the growth potential of the Stock West mineralized zone discovered in 2019 (see  news release from October 28th, 2019). We are also assessing the potential of reopening the historic Stock mine in order to provide underground access to the Stock East and Stock West mineralized zones.

Gold Bar Mine, USA (100% Interest)

Mining at Gold Bar was suspended on April 1st and restarted May 6th at the Pick West deposit on a one shift per day basis. An updated resource estimate and mine plan is expected to be completed in early Q3. Fortunately, to date we have not had any COVID-19 cases among our workforce.

Infill and confirmation drilling conducted in and around the Pick pit since mid-March 2020 (see Figure 2) has increased our confidence in the revised geologic model and demonstrated potential near mine exploration opportunities to the southwest and northeast. Selected intersections from the infill drilling program in Pick West include:

Hole ID	Hole Type	From (ft)	To (ft)	Core Length (m)	Core Length (ft)	Au Grade (g/t)
GB650	Infill	90.0	235.0	44.2	145.0	1.2
GB651	Infill	10.0	100.0	27.4	90.0	3.4
Including				16.8	55.0	5.4
GB658	Infill	95.0	205.0	33.5	110.0	1.5
GB660	Infill	315.0	500.0	56.4	185.0	3.2
GB661	Infill	47.1	143.0	29.2	95.9	2.4
GB662	Infill	71.3	179.5	33.0	108.2	1.9
GB664	Infill	30.0	120.0	27.4	90.0	2.7
GB665	Infill	40.0	150.0	33.5	110.0	3.2
GB669	Infill	12.4	76.8	19.6	64.4	5.1
Including				5.2	17.2	11.3
GB670	Infill	180.0	290.0	33.5	110.0	1.5
GB672	Infill	60.0	290.0	70.1	230.0	1.4
GB676	Infill	266.9	349.0	25.0	82.1	2.9
Including				12.2	40.0	5.3
GB755	Infill	315.0	425.0	22.9	75.0	3.0
GB762	Infill	260.0	485.0	68.6	225.0	1.7

McEwen Mining Inc.	Page 2

A complete summary of new surface diamond and reverse circulation drilling results from Gold Bar is available here: http://mcewenmining.com/files/doc_news/archive/2020/20200600_drilling/Jun2020_Gold_Pick_Composites_cog0_2_V2.xlsx

Figure 2: Gold Bar Mine – Gold Pick Deposit Plan View

http://mcewenmining.com/files/doc_news/archive/2020/20200600_drilling/Fig_2_gp.pdf

Drilling has started at the Gold Bar South satellite deposit to test extensions of the deposit and acquire samples for additional metallurgical testing and resource validation. Permitting for development and production from Gold Bar South is also in progress.

QUALIFIED PERSONS

The technical contents of this news release has been reviewed and approved by G. Peter Mah, P.Eng., COO of McEwen Mining and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

Technical information pertaining to Black Fox geology and exploration contained in this news release has been prepared under the supervision of Ken Tylee, P.Geo. Mr. Tylee is Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

Technical information pertaining to Gold Bar geology and exploration contained in this news release has been prepared under the supervision of Kevin Kunkel, CPG. Mr. Kunkel is a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina. McEwen Mining’s goal is to create a profitable gold and silver producer focused in the Americas.

McEwen Mining Inc.	Page 3

McEwen Mining has approximately 400 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 21% of the shares.

CONTACT INFORMATION:
Investor Relations: (866)-441-0690 Toll Free (647)-258-0395 Mihaela Iancu ext. 320 info@mcewenmining.com

Website: www.mcewenmining.com

Facebook: facebook.com/mcewenmining

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150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9

McEwen Mining Inc.	Page 4